Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-211161 on Form S-3, of our report dated February 18, 2016, with respect to the consolidated financial statements and schedule of Questar Pipeline Company incorporated by reference in Dominion Midstream Partners, LP’s current report on Form 8-K filed on October 31, 2016.

/s/ Ernst & Young LLP

Salt Lake City, Utah

September 27, 2017